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                                  EXHIBIT 11.1

COMPUTATION OF EARNINGS PER SHARE

     The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations:

U.S. dollars in thousands except                  Income            Shares            Per Share
share and per share data                        (Numerator)      (Denominator)         Amount
-------------------------------------           -----------      -------------       -----------
THREE MONTHS ENDED SEPTEMBER 30, 2000
BASIC LOSS PER SHARE
Loss available to common shareholders           $  (35,048)         11,817,349         $  (2.97)

Effect of Dilutive Securities:
     Class A Warrants                                                      --
     Director and Employee Options                                         --
     Class B Warrants                                                      --
                                                ----------          ----------         --------
DILUTED LOSS PER SHARE
Loss available to common shareholders           $  (35,048)         11,817,349         $  (2.97)
                                                ==========          ==========         ========


THREE MONTHS ENDED SEPTEMBER 30, 1999
BASIC EARNINGS PER SHARE
Income available to common shareholders         $  (14,160)         13,792,450         $  (1.03)

Effect of Dilutive Securities:
     Class A Warrants                                                      --
     Director and Employee Options                                         --
     Class B Warrants                                                      --
                                                ----------          ----------         --------
DILUTED EARNINGS PER SHARE
Income available to common shareholders         $  (14,160)         13,792,450         $  (1.03)
                                                ==========          ==========         ========


NINE MONTHS ENDED SEPTEMBER 30, 2000
BASIC LOSS PER SHARE
Loss available to common shareholders           $  (48,667)         11,746,066         $  (4.14)

Effect of Dilutive Securities:
     Class A Warrants                                                      --
     Director and Employee Options                                         --
     Class B Warrants                                                      --
                                                ----------          ----------         --------
DILUTED LOSS PER SHARE
Loss available to common shareholders           $  (48,667)         11,746,066         $  (4.14)
                                                ==========          ==========         ========


NINE MONTHS ENDED SEPTEMBER 30, 1999
BASIC EARNINGS PER SHARE
Income available to common shareholders         $   (6,963)         13,879,235         $  (0.50)

Effect of Dilutive Securities:
     Class A Warrants                                                      --
     Director and Employee Options                                         --
     Class B Warrants                                                      --
                                                ----------          ----------         --------
DILUTED EARNINGS PER SHARE
Income available to common shareholders         $   (6,963)         13,879,235         $  (0.50)
                                                ==========          ==========         ========
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